Exhibit 4.10

DCP MIDSTREAM, LLC,

ISSUER

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

TRUSTEE

INDENTURE

DATED AS OF MAY 21, 2013

SUBORDINATED DEBT SECURITIES

DCP MIDSTREAM, LLC

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939, AS AMENDED,

AND INDENTURE, DATED AS OF MAY 21, 2013

Trust Indenture Act Section	Indenture Section

§ 310 (a) (1)	609
(a) (2)	609
(a) (3)	Not Applicable
(a) (4)	Not Applicable
(b)	608; 610
§ 311 (a)	613
(b)	613
§ 312 (a)	701; 702
(b)	702
(c)	702
§ 313 (a)	703
(b)	*
(c)	*
(d)	703
§ 314 (a)	704
(a) (4)	104; 1004
(b)	Not Applicable
(c) (1)	103
(c) (2)	103
(c) (3)	Not Applicable
(d)	Not Applicable
(e)	103
§ 315 (a)	601
(b)	602
(c)	601
(d)	601
(e)	514
§ 316 (a) (last sentence)	101
(a) (1) (A)	502; 512
(a) (1) (B)	513
(a) (2)	Not Applicable
(b)	508
(c)	105
§ 317 (a) (1)	503
(a) (2)	504
(b)	1003
§318 (a)	108

NOTE:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

*	Deemed included pursuant to Section 318 (c) of the Trust Indenture Act

i

SECTION 612.	Merger, Conversion, Consolidation or Succession to Business	54
SECTION 613.	Preferential Collection of Claims Against Company	54
SECTION 614.	Appointment of Authenticating Agent	54

ARTICLE VII Holders’ Lists And Reports By Trustee And Company

SECTION 701.	Company to Furnish Trustee Names and Addresses of Holders	56
SECTION 702.	Preservation of Information; Communications to Holders	56
SECTION 703.	Reports by Trustee	58
SECTION 704.	Reports by Company	58

ARTICLE VIII Consolidation, Merger, Conveyance, Transfer Or Lease

SECTION 801.	Company May Consolidate, Etc., Only on Certain Terms	58
SECTION 802.	Successor Substituted	59

ARTICLE IX Supplemental Indentures

SECTION 901.	Supplemental Indentures Without Consent of Holders	59
SECTION 902.	Supplemental Indentures with Consent of Holders	61
SECTION 903.	Execution of Supplemental Indentures	62
SECTION 904.	Effect of Supplemental Indentures	62
SECTION 905.	Conformity with Trust Indenture Act	62
SECTION 906.	Reference in Securities to Supplemental Indentures	62

ARTICLE X Covenants

SECTION 1001.	Payment of Principal, Premium and Interest	63
SECTION 1002.	Maintenance of Office or Agency	63
SECTION 1003.	Money for Securities Payments to Be Held in Trust	63
SECTION 1004.	Statement by Officers as to Default	65
SECTION 1005.	Existence	65
SECTION 1006.	Waiver of Certain Covenants	65
SECTION 1007.	Additional Amounts	66
SECTION 1008.	Calculation of Original Issue Discount	66

ARTICLE XI Redemption Of Securities

SECTION 1101.	Applicability of Article	67
SECTION 1102.	Election to Redeem; Notice to Trustee	67
SECTION 1103.	Selection by Trustee of Securities to be Redeemed	67
SECTION 1104.	Notice of Redemption	68
SECTION 1105.	Deposit of Redemption Price	68

SECTION 1106.	Securities Payable on Redemption Date	69
SECTION 1107.	Securities Redeemed in Part	69

ARTICLE XII Sinking Funds

SECTION 1201.	Applicability of Article	69
SECTION 1202.	Satisfaction of Sinking Fund Payments with Securities	70
SECTION 1203.	Redemption of Securities for Sinking Fund	70

ARTICLE XIII Defeasance

SECTION 1301.	Applicability of Article	70
SECTION 1302.	Legal Defeasance	70
SECTION 1303.	Application by Trustee of Funds Deposited for Payment of Securities	72
SECTION 1304.	Repayment to Company	73

ARTICLE XIV Subordination of Securities

SECTION 1401.	Securities Subordinated to Senior Debt	73
SECTION 1402.	Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities	74
SECTION 1403.	Payments on Securities Permitted	76
SECTION 1404.	Authorization of Holders of Securities to Trustee to Effect Subordination	76
SECTION 1405.	Notices to Trustee	76
SECTION 1406.	Trustee as Holder of Senior Debt	77
SECTION 1407.	Modification of Terms of Senior Debt	77

INDENTURE

INDENTURE, dated as of May 21, 2013, among DCP MIDSTREAM, LLC, a Delaware limited liability company (herein called the “Company”), having its principal office at 370 17th Street, Suite 2500, Denver, Colorado 80202, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY:

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

Now, Therefore, This Indenture Witnesseth:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.	Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein that are defined in the Trust Indenture Act, either directly, or by reference therein or defined by a Commission rule under the Trust Indenture Act, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation;

(4) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5) the words “Article” and “Section” refer to an Article and Section, respectively, of this Indenture; and

(6) the word “includes” and its derivatives means “includes, but is not limited to” and its corresponding derivative definitions.

Certain terms, used principally in Article VI, are defined in that Article.

“Act,” when used with respect to any Holder, has the meaning specified in Section 105.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

“Banking Day” means, with respect to any city, any date on which commercial banks are open for business in that city.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors or the protection of creditors.

“Board of Directors” means either the board of directors of the Company or any committee of that board duly authorized to act in respect thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution (including the establishment of any series of the Securities and the forms and terms thereof), such action may be taken by any committee, officer or employee of the Company authorized to take such action by the Board of Directors as evidenced by a Board Resolution.

“Business Day,” when used with respect to any Place of Payment, means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close.

“Capital Interests” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Corporate Trust Office” means the designated office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 601 Travis Street, Houston, Texas 77002, Attention: Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, , or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“CUSIP” means the Committee on Uniform Securities Identification Procedures.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Debt” means any obligation created or assumed by any Person for the repayment of money borrowed, and any purchase money obligation created or assumed by such Person and any guarantee of the foregoing.

“default” means, with respect to a series of Securities, any event that is, or after notice or lapse of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 307.

“defeasance” has the meaning specified in Section 1302.

“Definitive Security” means a Security other than a Global Security or a temporary Security that is certificated and registered in the name of the Holder thereof.

“Depositary” means, with respect to Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301, and any and all successors thereto appointed and then serving as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Dollar” or “$” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any statute successor thereto.

“Foreign Currency” means a currency used by the government of a country other than the United States of America.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“Global Security” means a Security in global form that evidences all or part of a series of Securities and is deposited with or on behalf of and registered in the name of the Depository for the Securities of such series or its nominee.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” also shall include the terms of particular series of Securities established as contemplated by Section 301.

“interest,” when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Issue Date” means, with respect to any series of Securities issued under this Indenture, the date on which Securities of that series are initially issued.

“mandatory sinking fund payment” has the meaning specified in Section 1201.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notice of Default” means a written notice of the kind specified in Section 501(3).

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company, or other counsel who shall be reasonably acceptable to the Trustee.

“optional sinking fund payment” has the meaning specified in Section 1201.

“Original Issue Discount Security” means any Security which provides for an amount less than the stated principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities for whose payment or redemption the necessary amount of money or money’s worth has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

(4) Securities, except to the extent provided in Sections 1302, with respect to which the Company has effected defeasance as provided in Article XIII which continues in effect;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof on such date pursuant to Section 502, (B) the principal amount of a Security denominated in one or more currencies or currency units other than U.S. dollars that shall be deemed to be Outstanding shall be the U.S. dollar equivalent of such currencies or currency units, determined in the manner provided as contemplated by Section 301 on the date of original issuance of such Security or by Section 115, if not otherwise so provided pursuant to Section 301, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent (as so determined) on the date of original issuance of such Security, of the amount determined as provided in clause (A) above) of such Security, and (C) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned as described in clause (C) of the immediately preceding sentence which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of and any premium or interest on any Securities on behalf of the Company.

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest or formula for determining the rate or rates of interest thereon, if any, the Stated Maturity or Stated Maturities thereof, the original issue date or dates thereof, the redemption provisions, if any, with respect thereto, and any other terms specified as contemplated by Section 301 with respect thereto, are to be determined by the Company upon the issuance of such Securities.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, other entity, unincorporated organization or government, or any agency or political subdivision thereof.

“Place of Payment,” when used with respect to the Securities of any series, means, unless otherwise specifically provided for with respect to such series as contemplated by Section 301, the office or agency of the Company in The City of Denver, Colorado, New York City, New York, and such other place or places where, subject to the provisions of Section 1002, the principal of and any premium and interest on the Securities of that series are payable as contemplated by Section 301.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same Debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

“Responsible Officer,” when used with respect to the Trustee, means any officer of the Trustee within the corporate trust department, including any Vice President, assistant vice president, assistant secretary, assistant treasurer, trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Senior Debt” of the Company, unless otherwise provided with respect to the Securities of a series as contemplated by Section 301, means (1) all Debt of the Company, whether currently outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such Debt, it is provided that such Debt is not superior in right of payment to the Securities or to other Debt which is pari passu with or subordinated to the Securities, and (2) any modifications, refunding, deferrals, renewals or extensions of any such Debt or securities, notes or other evidence of Debt issued in exchange for such Debt; provided that in no event shall “Senior Debt” include Debt to trade creditors created or assumed by the Company in the ordinary course of business.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” of any Person means (1) any partnership or limited liability company of which more than 50% of the Capital Interests is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or combination thereof, or (2) any corporation, association or other business entity of which more than 50% of the total voting power of the Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or combination thereof.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as otherwise provided in Section 905; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” shall mean, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean each Trustee with respect to Securities of that series.

“U.S. Government Obligations” means securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, each of which are not callable or redeemable at the option of the issuer thereof.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

SECTION 102.	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture, and shall apply to this Indenture as if this Indenture at the time of such application were qualified under the Trust Indenture Act, regardless of whether or not then so qualified. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“commission” means the Commission.

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company or any other obligor on the indenture securities.

All terms used in this Indenture that are defined by the Trust Indenture Act, defined by a Trust Indenture Act reference to another statute or defined by a Commission rule under the Trust Indenture Act have the meanings so assigned to them.

SECTION 103.	Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 1004) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 104.	Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officers’ Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise tendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith. Without limiting the generality of the foregoing, any Securities issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefits of this Indenture equally and ratably with all other Outstanding Securities of the relevant series, except as aforesaid.

SECTION 105.	Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed (either physically or by means of a facsimile or an electronic transmission, provided that such electronic transmission is transmitted through the facilities of a Depositary) by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered (either physically or by means of a facsimile or an electronic transmission, provided that such electronic transmission is transmitted through the facilities of a Depositary) to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the

Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 105.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership, principal amount and serial numbers of Securities held by any Person, and the date of commencement of such Person’s holding the same, shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, regardless of whether notation of such action is made upon such Security.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take or revoke the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 107.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (1) any Notice of Default, (2) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction or to revoke the same, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be sent to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 107.

With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 107, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

SECTION 106.	Notices, Etc., to Trustee or Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at its Corporate Trust Office, Attention: Chief Financial Officer, or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding anything to the contrary contained herein, as long as the Securities are in the form of a Global Security, notice to the Holders may be made electronically in accordance with procedures of the Depositary.

SECTION 107.	Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid (if international mail, by air mail), to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 108.	Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 109.	Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 110.	Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 111.	Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 112.	Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 113.	Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 114.	Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of the Securities of any series that specifically states that such provision shall apply in lieu of this Section 114)) payment of interest or principal (and any premium) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 115.	Securities in a Composite Currency, Currency Unit or Foreign Currency.

Unless otherwise specified in an Officers’ Certificate delivered pursuant to Section 301 of this Indenture with respect to a particular series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all series or all series affected by a particular action at the time Outstanding and, at such time, there are Outstanding Securities of any series which are denominated in a coin, currency or currencies other than Dollars (including, but not limited to, any composite currency, currency units or Foreign Currency), then the principal amount of Securities of such series which shall be deemed to be Outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate. For purposes of this Section 115, the term “Market Exchange Rate” shall mean the noon Dollar buying rate in The City of New York for cable transfers of such currency or currencies as published by the Federal Reserve Bank of New York, as of the most recent available date. If such Market Exchange Rate is not so available for any reason with respect to such currency, the Company shall appoint an exchange rate agent (the “Exchange Rate Agent”) who shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations or rates of exchange from one or more major banks in The City of New York or in the country of issue of the currency in question, which for purposes of euros shall be Brussels, Belgium, or such other quotations or rates of exchange as the Exchange Rate Agent shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a series denominated in a currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

All decisions and determinations of the Exchange Rate Agent regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Company, the Trustee and all Holders.

SECTION 116.	Judgment Currency.

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (1) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Banking Day next preceding the day on which final unappealable judgment is entered and (2) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (1)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

SECTION 117.	Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent, waiver or Act required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

SECTION 118.	Non-Recourse to Members; No Personal Liability of Officers, Directors, Employees or Stockholders.

Obligations of the Company under this Indenture and the Securities hereunder are non-recourse to the members of the Company, and their respective Affiliates (other than the Company), and payable only out of cash flow and assets of the Company. The Trustee, and each Holder of a Security by its acceptance thereof, will be deemed to have agreed in this Indenture that (1) neither the members of the Company nor their respective assets (nor any of their respective Affiliates other than the Company, nor their respective assets) shall be liable for any of the obligations of the Company under this Indenture or such Securities, and (2) no director, officer, employee, stockholder or unitholder, as such, of the Company, any member of the Company, the Trustee or any Affiliate of any of the foregoing entities shall have any personal liability in respect of the obligations of the Company under this Indenture or such Securities by reason of his, her or its status.

SECTION 119.	Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 120.	Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE II

SECURITY FORMS

SECTION 201.	Forms Generally.

The Securities of each series shall be in substantially the form set forth in this Article II, or in such other form or forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which the Securities of such series may be listed or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

The forms of Global Securities of any series shall have such provisions and legends as are customary for Securities of such series in global form, including without limitation any legend required by the Depositary for the Securities of such series.

SECTION 202.	Form of Face of Security.

[Insert any legend required by the United States Internal Revenue Code and the regulations thereunder.]

[If a Global Security, also insert legend required by Section 204 of the Indenture.]

DCP MIDSTREAM, LLC

[TITLE OF SECURITY]

No.	U.S.$
CUSIP No. [ ]

DCP MIDSTREAM, LLC, a Delaware limited liability company (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                         , or registered assigns, the principal sum of                      United States Dollars on                      [if the Security is to bear interest prior to Maturity, insert —, and to pay interest thereon from                     , or from the most recent Interest Payment Date to which interest has been paid

or duly provided for, [semi-annually] [quarterly]1 on [                 , ]                 ,                   and                   in each year, commencing                  ,         , at the rate of     % per annum, until the principal hereof is paid or made available for payment [if applicable, insert alternate or future payment dates] [if applicable, insert —, and at the rate of     % per annum on any overdue principal and premium and on any overdue installment of interest]. [If applicable, insert — The amount of interest payable for any period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed during such period. In the event that any date on which interest is payable on this Security is not a Business Day, then the payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delayed payment) with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean, when used with respect to any Place of Payment, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close.] The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the                  ,                   ,                   or                   (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture].

[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of     % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of     % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

[If a Global Security, insert — Payment of the principal of [(and premium, if any)] and [if applicable, insert — any such] interest on this Security will be made by transfer of immediately available funds to a bank account in                      designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [state other currency].]

[1]	To be confirmed.

[If a Definitive Security, insert — Payment of the principal of [(and premium, if any)] and [if applicable, insert — any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in                     , [in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts] [state other currency] [or subject to any laws or regulations applicable thereto and to the right of the Company (as provided in the Indenture) to rescind the designation of any such Paying Agent, at the [main] offices of                      in                      and                      in                     , or at such other offices or agencies as the Company may designate, by [United States Dollar] [state other currency] check drawn on, or transfer to a [United States Dollar] account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing at least [    ] days prior to the payment date)] [if applicable, insert — ; provided, however, that payment of interest may be made at the option of the Company by [United States Dollar] [state other currency] check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register] [or by transfer to a [United States Dollar] [state other currency] account maintained by the payee with a bank in The City of New York [state other Place of Payment] (so long as the applicable Paying Agent has received proper transfer instructions in writing by the Record Date prior to the applicable Interest Payment Date)].]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

DCP MIDSTREAM, LLC

By:
Name:
Title:

SECTION 203.	Form of Reverse of Security.

This Security is one of a duly authorized issue of subordinated securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of May 21, 2013 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Security is one of the series designated on the face hereof [if applicable, insert —, limited in aggregate principal amount to U.S.$        ].

This Security is the subordinated unsecured obligation of the Company.

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, [if applicable, insert — (1) on                      in any year commencing with the year          and ending with the year          through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert — on or after             ,             ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert — on or before                     ,     %, and if redeemed] during the 12-month period beginning of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to     % of the principal amount, together in the case of any such redemption [if applicable, insert — (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, (1) on              in any year commencing with the year          and ending with the year          through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert — on or after                     ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning                      of the years indicated,

Year	Redemption Price for Redemption Through Operation of the Sinking Fund	Redemption Price for Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to     % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — The sinking fund for this series provides for the redemption in each year beginning with the year          and ending with the year          of [if applicable, insert — not less than $         (“mandatory sinking fund”) and not more than] $         aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [if applicable, insert — mandatory] sinking fund payments may be credited against subsequent [if applicable, insert — mandatory] sinking fund payments otherwise required to be made [if applicable, insert — in the inverse order in which they become due].]

[If the Security is subject to redemption in part of any kind, insert — In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If applicable, insert — The Securities of this series are not redeemable prior to Stated Maturity.]

[If the Security is not an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula for determining the amount. Upon payment (1) of the amount of principal so declared due and payable, and (2) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, regardless of whether notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or [any premium or] interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and [any premium and] interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

[If a Global Security, insert — This Global Security or portion hereof may not be exchanged for Definitive Securities of this series except in the limited circumstances provided in the Indenture.

The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.]

[If a Definitive Security, insert — As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in [if applicable, insert — any place where the principal of and any premium and interest on this Security are payable] [if applicable, insert — The City of New York [, or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the [main] offices of                      in                      and                      in                      or at such other offices or agencies as the Company may designate]], duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

The Securities of this series are issuable only in registered form without coupons in denominations of U.S.$         [state other currency] and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, regardless of whether this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Security is subordinated in right of payment to Senior Debt, to the extent provided in the Indenture.

Obligations of the Company under the Indenture and the Securities thereunder, including this Security, are non-recourse to the members of the Company, and their respective Affiliates (other than the Company), and payable only out of cash flow and assets of the Company. The Trustee, and each Holder of a Security by its acceptance hereof, will be deemed to have agreed in the Indenture that (1) neither the members of the Company nor their respective assets (nor any of their respective Affiliates other than the Company, nor their respective assets) shall be liable for any of the obligations of the Company under the Indenture or such Securities, including this Security, and (2) no director, officer, employee, stockholder or unitholder, as such, of the Company, any member of the Company, the Trustee or any Affiliate of any of the foregoing entities shall have any personal liability in respect of the obligations of the Company under the Indenture or such Securities, including this Security, by reason of his, her or its status.

The Indenture provides that the Company will be discharged from any and all obligations in respect of the Securities (except for certain obligations described in the Indenture) if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations (or a combination thereof) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay (1) all the principal of (and premium, if any) and interest on the Securities and (2) any mandatory sinking fund payments or analogous payments applicable to the Securities on the due dates thereof, but such money need not be segregated from other funds except to the extent required by law.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[If a Definitive Security, insert as a separate page —

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto                                         (Please Print or Typewrite Name and Address of Assignee) the within instrument of DCP MIDSTREAM, LLC and does hereby irrevocably constitute and appoint                                         Attorney to transfer said instrument on the books of the within-named Company, with full power of substitution in the premises.

Please Insert Social Security or Other Identifying Number of Assignee:

Dated:

(Signature):

Signature Guarantee:

(Participant in a Recognized Signature

Guaranty Medallion Program)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]

SECTION 204.	Global Securities.

Every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR

IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

If Securities of a series are issuable in whole or in part in the form of one or more Global Securities, as specified as contemplated by Section 301, then, notwithstanding clause (9) of Section 301 and the provisions of Section 302, any Global Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased, as the case may be, to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any reduction or increase in the amount, of Outstanding Securities represented thereby shall be made in such manner and upon instructions given by such Person or Persons as shall be specified therein or in a Company Order. Subject to the provisions of Sections 303, 304 and 305, the Trustee shall deliver and redeliver any Global Security in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. Any instructions by the Company with respect to endorsement or delivery or redelivery of a Global Security shall be in a Company Order (which need not comply with Section 103 and need not be accompanied by an Opinion of Counsel).

The provisions of the last sentence of Section 303 shall apply to any Security represented by a Global Security if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Global Security together with a Company Order (which need not comply with Section 103 and need not be accompanied by an Opinion of Counsel) with regard to the reduction or increase, as the case may be, in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

SECTION 205.	Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

ARTICLE III

THE SECURITIES

SECTION 301.	Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(1) the title of the Securities of the series including CUSIP numbers (which shall distinguish the Securities of the series from all other Securities and which may be a part of a series of Securities previously issued);

(2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4) the date or dates on which the principal of the Securities of the series is payable or the method of determination thereof;

(5) the rate or rates at which the Securities of the series shall bear interest, if any, or the formula, method or provision pursuant to which such rate or rates are determined, the date or dates from which such interest shall accrue, or the method of determination thereof, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date;

(6) the place or places where, subject to the provisions of Section 1002, the principal of and any premium and interest on Securities of the series shall be payable, Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices, and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(7) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(8) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

(10) whether payment of principal of and premium, if any, and interest, if any, on the Securities of the series shall be without deduction for taxes, assessments or governmental charges paid by the Holders of the series;

(11) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(12) if other than the currency of the United States of America, the currency or currencies, including composite currencies, currency units or Foreign Currency, in which payment of the principal of and any premium and interest on the Securities of the series shall be payable, and, if other than as specified in Section 115, the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the determination of “Outstanding” in Section 101;

(13) if the amount of payments of principal of and any premium or interest on any Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

(14) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium or interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(15) the right, if any, of the Company to defer payments of interest by extending the interest payment periods and the duration of such extension, the Interest Payment Dates on which such interest shall be payable and whether and under what circumstances additional interest on amounts deferred shall be payable;

(16) if and as applicable, that the Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 204 and any circumstances in addition to or in lieu of those set forth in Section 305 in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered;

(17) any deletions from, modifications of or additions to the Events of Default set forth in Section 501 or the covenants of the Company set forth in Article X with respect to the Securities of such series;

(18) whether and under which circumstances the Company will pay additional amounts on the Securities of the series held by a Person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem the Securities of the series rather than pay such additional amounts;

(19) if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(20) if the Securities of the series are convertible into or exchangeable for any other security or property of the Company, including, without limitation, securities of another Person held by the Company or its Affiliates and, if so, the terms thereof;

(21) if other than as provided in Section 1302, the means of defeasance as may be specified for the Securities of the series;

(22) if other than the Trustee, the identity of the Security Registrar and any Paying Agent; and

(23) any other terms of the Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto.

All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for increases in the aggregate principal amount of such series of Securities and issuances of additional Securities of such series or for the establishment of additional terms with respect to the Securities of such series.

If any of the terms of the series are established by action taken by or pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth, or providing the manner for determining, the terms of the series.

With respect to Securities of a series subject to a Periodic Offering, such Board Resolution, Officers’ Certificate or supplemental indenture referred to above may provide general terms for Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in a Company Order or that such terms shall be determined by the Company in accordance with other procedures specified in a Company Order as contemplated by the third paragraph of Section 303.

SECTION 302.	Denominations.

The Securities of each series shall be issuable only in registered form without coupons in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303.	Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents and need not be attested. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that in the case of Securities offered in a Periodic Offering, the Trustee shall authenticate and deliver such Securities from time to time in accordance with such other procedures (including, without limitation, the receipt by the Trustee of oral or electronic instructions from the Company or its duly authorized agents, thereafter promptly confirmed in writing) acceptable to the Trustee as may be specified by or pursuant to a Company Order delivered to the Trustee prior to the time of the first authentication of Securities of such series. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive such documents as it may reasonably request. The Trustee shall also be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,

(1) if the form or forms of such Securities has been established in or pursuant to a Board Resolution as permitted by Section 201, that each such form has been established in conformity with the provisions of this Indenture;

(2) if the terms of such Securities have been, or in the case of Securities of a series offered in a Periodic Offering, will be, established in or pursuant to a Board Resolution as permitted by Section 301, that such terms have been, or in the case of Securities of a series offered in a Periodic Offering, will be, established in conformity with the provisions of this Indenture, subject, in the case of Securities of a series offered in a Periodic Offering, to any conditions specified in such Opinion of Counsel; and

(3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions and assumptions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to the following limitations: (i) bankruptcy, insolvency, moratorium, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, or to general equity principles, (ii) the availability of equitable remedies being subject to the discretion of the court to which application therefor is made; (iii) with reference to Securities stated to be payable in a currency other than Dollars said counsel may note that (x) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment, and (y) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in Dollars, but said counsel need express no opinion as to the rate of exchange such Federal court would apply; and (iv) such other usual and customary matters as shall be specified in such Opinion of Counsel.

If such form or forms or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 301 or the Company

Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

With respect to Securities of a series offered in a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the form or forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Sections 201 and 301 and this Section 303, as applicable, in connection with the first authentication of Securities of such series.

Each Security shall be dated as of the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309 for all purposes of this Indenture, such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 304.	Temporary Securities.

Pending the preparation of Definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause Definitive Securities of that series to be prepared without unreasonable delay. After the preparation of Definitive Securities of such series, the temporary Securities of such series shall be exchangeable for Definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company maintained pursuant to Section 1002 for the purpose of exchanges of Securities of such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more Definitive Securities of the same series and tenor, of any authorized denominations and of a like aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities of such series and tenor.

SECTION 305.	Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the office or agency of the Company in the Borough of Manhattan, The City of New York (or in any other office or agency of the Company in a Place of Payment required by Section 1002) a register (the register maintained in such office being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed as the initial “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided and its office or agency in the City of New York as the initial office or agency where the Security Register will be maintained. The Company may at any time replace such Security Registrar, change such office or agency or act as its own Security Registrar. The Company will give prompt written notice to the Trustee of any change of the Security Registrar or of the location of such office or agency.

Upon surrender for registration of transfer of any Security of any series at the office or agency of the Company maintained pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series and tenor, of any authorized denominations and of a like aggregate principal amount.

At the option of the Holder, Securities of any series (except a Global Security) may be exchanged for other Securities of the same series and tenor, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be imposed for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

In the event that the Securities of any series are to be redeemed, neither the Trustee nor the Company shall be required (1) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Securities of that series selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (2) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of clauses (1) through (6) below shall apply only to Global Securities:

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2) Notwithstanding any other provisions of this Indenture and except as otherwise specified with respect to any particular series of Securities as contemplated by Section 301, a Global Security representing all or a portion of the Securities of a series may not be transferred, except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary. Every Security authenticated and delivered upon registration or transfer of or in exchange for or in lieu of, a Global Security shall be a Global Security except as provided in the two paragraphs immediately following.

(3) If at any time the Depositary for any Securities of a series represented by one or more Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Securities or if at any time the Depositary for such Securities ceases to be a clearing agency registered under the Exchange Act, the Company shall appoint a successor Depositary with respect to such Securities. If a successor Depositary for such Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 301 that such Securities be represented by one or more Global Securities shall no longer be effective and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities in exchange for such Global Security or Securities registered in the names of such Persons as the Depository shall direct.

(4) Notwithstanding the foregoing clause (3), the Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of the Definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities in exchange for such Global Security or Securities registered in the names of such Persons as the Depository shall direct.

(5) If specified by the Company pursuant to Section 301 with respect to Securities represented by a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for Securities of the same series and tenor in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Securities in definitive registered form, shall authenticate and deliver, without service charge,

(a) to the Person specified by such Depositary a new Security or Securities of the same series and tenor, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(b) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities authenticated and delivered pursuant to clause (a) above.

(6) Every Person who takes or holds any beneficial interest in a Global Security agrees that:

(a) the Company and the Trustee may deal with the Depositary as sole owner of the Global Security and as the authorized representative of such Person;

(b) such Person’s rights in the Global Security shall be exercised only through the Depositary and shall be limited to those established by law and agreement between such Person and the Depositary and/or direct and indirect participants of the Depositary;

(c) the Depositary and its participants may make book-entry transfers of beneficial ownership among, and receive and transmit distributions of principal and interest on the Global Securities to, such Persons in accordance with their own procedures; and

(d) none of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 306.	Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, together with such security or indemnity as may be required by the Company or the Trustee to save each of them and any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

If there shall be delivered to the Company and the Trustee (1) evidence to their satisfaction of the destruction, loss or theft of any Security and (2) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Every new Security of any series issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.	Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series at his address as it appears in the Security Register, in the manner set forth in Section 107, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 307 and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.	Persons Deemed Owners.

Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Sections 305 and 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Neither the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 309.	Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 309, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of in accordance with its customary practices, and the Trustee shall thereafter deliver to the Company a certificate with respect to such disposition.

SECTION 310.	Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months and interest on the Securities of each series for any partial period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed during such period.

SECTION 311.	CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use, and in addition to the other identification numbers printed on the Securities), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such “CUSIP” numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such “CUSIP” numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE IV

SATISFACTION AND DISCHARGE

SECTION 401.	Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect with respect to Securities of any series (except as to any surviving rights of registration of transfer or exchange of such Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities, when

(1) either

(a) all such Securities theretofore authenticated and delivered (other than (i) such Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, and (ii) such Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(b) all such Securities not theretofore delivered to the Trustee for cancellation

(i) have become due and payable,

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for this purpose (I) money (in the currency or currency units in which such Securities are payable) in an amount, (II) U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash in an amount, or (III) a combination thereof in an amount, certified to be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such Securities; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to Securities of any series, (x) the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and the right of the Trustee to resign under Section 610 shall survive, and (y) if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 401, the obligations of the Company and/or the Trustee under Sections 402, 606, 701 and 1002 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

SECTION 402.	Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

ARTICLE V

REMEDIES

SECTION 501.	Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless it is inapplicable to a particular series or is specifically deleted or modified in the Board Resolution (or action taken pursuant thereto), Officers’ Certificate or supplemental indenture under which such series of Securities is issued or has been deleted or modified in an indenture supplemental hereto:

(1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (whether or not such payment is prohibited by the provisions of Article XIV); provided, however, that if the Company is permitted by the terms of the Securities of such series to defer the payment of interest in question, the date on which such payment is due and payable shall be the date on which the Company is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Securities;

(2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity (whether or not such payment is prohibited by the provisions of Article XIV); or

(3) default in the performance, or breach, of any term, covenant or warranty of the Company in this Indenture (other than a term, covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 501 specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4) the Company pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of any order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors; or

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company; and the order or decree remains unstayed and in effect for 90 consecutive days; or

(6) any other Event of Default provided with respect to Securities of that series in accordance with Section 301.

SECTION 502.	Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of all of the Securities of that series (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof), and accrued but unpaid interest, if any, on all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (4) or (5) of Section 501 occurs, the Securities of any series at the time Outstanding shall be due and payable immediately without further action or notice.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(a) all overdue interest on all Securities of that series,

(b) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of, premium, if any, on and accrued and unpaid interest on Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.	Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days (whether or not such payment is prohibited by the provisions of Article XIV), or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof (whether or not such payment is prohibited by the provisions of Article XIV),

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holder of such Security, the whole amount then due and payable on such Security for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Security, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Security and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Security, wherever situated.

Subject to Article XIV, if an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.	Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities, their property or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement,

adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 505.	Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.	Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:	To the payment of all amounts due the Trustee under Section 607;

SECOND:	Subject to Article XIV, to the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

THIRD:	The balance, if any, to the Company or any other Person or Persons legally entitled thereto.

SECTION 507.	Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered and, if requested, provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer and, if requested, provision of security or indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 508.	Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Sections 305 and 307) interest on such Security on the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.	Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.	Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.	Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.	Control by Holders.

The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided, however, that

(1) such direction shall not be in conflict with any rule of law or with this Indenture;

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(3) subject to the provisions of Section 601, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

SECTION 513.	Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except:

(1) a default in the payment of the principal of or any premium or interest on any Security of such series, or

(2) a default in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.	Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 514 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, or premium, if any, or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 515.	Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

THE TRUSTEE

SECTION 601.	Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and as are provided by the Trust Indenture Act, and, except for implied covenants or obligations under the Trust Indenture Act, no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein.

(b) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section 601;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, given pursuant to Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

SECTION 602.	Notice of Defaults.

Within 90 days after the occurrence of any default or Event of Default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such default or Event of Default hereunder known to the Trustee, unless such default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a default or an Event of Default in the payment of the principal of or any premium or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or other committee of directors or Responsible

Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and, provided, further, that in the case of any default of the character specified in Section 501(3) with respect to Securities of such series, no such notice to Holders shall be given until at least 90 days after the occurrence thereof. For purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603.	Certain Rights of Trustee.

Subject to the provisions of Section 601:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than in the case of delivery of Securities offered in a Periodic Offering to the Trustee for authentication and delivery pursuant to Section 303, which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) shall be entitled to receive and may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder and shall not be responsible for the supervision of officers and employees of such agents or attorneys;

(h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture;

(k) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(l) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(m) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

SECTION 604.	Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. Neither the Trustee nor any Authenticating Agent makes any representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605.	May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act and Sections 608, 609 and 613 hereof, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.	Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607.	Compensation and Reimbursement.

The Company agrees

(1) to pay to the Trustee from time to time reasonable compensation as shall from time to time be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or bad faith; and

(3) to indemnify each of the Trustee or any predecessor Trustee and their officers, directors, agents and employees for, and to hold them harmless against, any loss, damage, claim, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section; provided, that the obligation of the Company to indemnify the entities and individuals in this Section 607(3) (each, an “Indemnitee”) shall not, as to any Indemnitee, be available to the extent that such losses, damages, claims, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the negligence or bad faith of such Indemnitee.

As security for the performance of the payment obligations of the Company under this Section 607, the Trustee shall have a lien prior to the Securities, which lien shall be subject to Article XIV, upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, premium, if any, or interest on particular Securities.

Without limiting any rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(4) or Section 501(5), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services of the Trustee are intended to constitute expenses of administration under any applicable Bankruptcy Law.

The provisions of this Section 607 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and the defeasance of the Securities.

SECTION 608.	Disqualification; Conflicting Interests.

The Trustee is subject to Section 310(b) of the Trust Indenture Act. There shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act this Indenture with respect to the Securities of more than one series.

SECTION 609.	Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus as required by the Trust Indenture Act, subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 609, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be an obligor upon the Securities or an Affiliate thereof. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.	Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee (at the expense of the Company), the Company or the Holders of at least 10% in principal amount of the then outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after such removal, the Trustee being removed (at the expense of the Company), the Company or the Holders of at least 10% in principal amount of the then outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 107. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611.	Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in clause (a) or (b) of this Section 611, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article and the Trust Indenture Act.

SECTION 612.	Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article and the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto. As soon as practicable thereafter, the successor Trustee shall mail a notice of its succession to the Company and to the Holders of the Securities. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.	Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 614.	Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents acceptable to the Company with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 614, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 614.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided that such corporation shall be otherwise eligible under this Section 614, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent. As soon as practicable thereafter, the successor Authenticating Agent shall mail a notice of its succession to the Trustee and the Company.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 107 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 614.

Except with respect to an Authenticating Agent appointed at the request of the Company, the Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 614, and the Trustee shall be entitled to be reimbursed by the Company for such payments, subject to the provisions of Section 607.

If an appointment with respect to one or more series is made pursuant to this Section 614, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
As Authenticating Agent

By:
Authorized Officer

ARTICLE VII

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.	Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(1) not more than 15 days after each Regular Record Date for a series of Securities, a list for such series of Securities, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such Regular Record Date, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished with respect to such series of Securities.

SECTION 702.	Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b) Pursuant to Section 312(b) of the Trust Indenture Act, if three or more Holders (herein referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

(i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

(ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that the Company, the Trustee and their respective agents shall have the protection of Section 312(c) of the Trust Indenture Act and shall not be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

SECTION 703.	Reports by Trustee.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such reporting date that complies with Section 313(a) of the Trust Indenture Act (but if no event described in 313(a) of the Trust Indenture Act has occurred within the twelve months preceding the reporting date, no report need be transmitted).

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company in accordance with Section 313(d) of the Trust Indenture Act. The Company will notify the Trustee when any Securities are listed or de-listed on any stock exchange.

SECTION 704.	Reports by Company.

The Company shall:

(a) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to clauses (a) and (b) of this Section 704 as may be required by rules and regulations prescribed from time to time by the Commission; and

(b) delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE VIII

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.	Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or sell, convey, lease, transfer, or otherwise dispose of its properties and assets as, or substantially as, an entirety to, any Person, whether in a single transaction or a series of related transactions, unless:

(1) either:

(a) the Company is the surviving entity; or

(b) the Person formed by or surviving such consolidation or merger (if other than the Company) or to which such sale, conveyance, lease, transfer or other disposition has been made (i) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance or observance of all the obligations under this Indenture to be performed or observed by the Company and (ii) is a partnership, limited liability company or corporation organized under the laws of the United States of America, any state thereof or the District of Columbia;

(2) immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, lease, transfer or other disposition and such supplemental indenture required, if any, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802.	Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, conveyance, lease, transfer or other disposition of the properties and assets of the Company as, or substantially as, an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, lease, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named originally as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 901.	Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(2) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company shall consider to be appropriate for the benefit of the Holders of all or any series of Securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of

Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default; or

(3) to add any additional defaults or Events of Default for the benefit of the Holders in respect of all or any series of Securities (and if such additional defaults or Events of Defaults are to be for the benefit of less than all series of Securities, stating the specific series that such additional defaults or Events of Default are to benefit); or

(4) to add to, change or eliminate any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to facilitate the issuance of Securities in uncertificated form; or

(5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(6) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301, including to reopen any series of any Securities as permitted under Section 301; or

(7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

(8) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other revisions herein, to comply with any applicable mandatory provision of law or to make any other provisions with respect to matters or questions arising under this Indenture which shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(9) to supplement any provision hereof as shall be necessary to permit or facilitate the defeasance and discharge of Securities in accordance herewith; provided that such action shall not adversely affect the interests of any of the Holders of Securities of any series in any material respect;

(10) to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Securities may be listed; or

(11) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act or under any similar federal statute subsequently enacted, and to add to this Indenture such other provisions as may be expressly required under the Trust Indenture Act.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this

Indenture or otherwise.

SECTION 902.	Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series affected by such supplemental indenture (voting as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the Redemption Date for any Security, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(2) modify the provisions of this Indenture in a manner adversely affecting any right to convert or exchange any Security into another security, or

(3) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(4) modify any of the provisions of this Section 902, Section 513 or Section 1006, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause (4) shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 902, or the deletion of this proviso, in accordance with the requirements of Sections 611(b) and 901(8).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.	Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.	Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.	Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906.	Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE X

COVENANTS

SECTION 1001.	Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

SECTION 1002.	Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, The City of New York, and in each other Place of Payment for any series of Securities, an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office or agency of the Trustee in the City of New York, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, and in each other Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Except as otherwise specified with respect to a series of Securities as contemplated by Section 301, the Company hereby initially designates as the Place of Payment for each series of Securities The City of Houston and State of Texas, and initially appoints the Trustee at its Corporate Trust Office as the Company’s office or agency for each such purpose in such city.

SECTION 1003.	Money for Securities Payments to Be Held in Trust.

If the Company or any of its Subsidiaries shall at any time act as Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of and any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of and any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal and any premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act. For purposes of this Section 1003, should a due date for principal of and any premium or interest on, or sinking fund payment with respect to any series of Securities not be a Business Day, such payment shall be due on the next succeeding Business Day with the same force and effect as if made on the due date, and no additional interest shall accrue for the period from the due date until such Business Day.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest, if any, on the Securities of that series; and

(3) during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to any applicable escheat or abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and any premium or interest on any Security of any series and remaining unclaimed for one year after such principal and any premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.	Statement by Officers as to Default.

Annually, within 120 days after the close of each fiscal year beginning with the fiscal year ending December 31, 2013, the Company will deliver to the Trustee a brief certificate (which need not include the statements set forth in Section 103) from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company’s compliance (without regard to any period of grace or requirement of notice provided herein) with all conditions and covenants of the Company under the Indenture and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such officer has knowledge. The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any default or Event of Default, an Officers’ Certificate setting forth the details of such default or Event of Default and the action which the Company proposes to take with respect thereto.

SECTION 1005.	Existence.

Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

SECTION 1006.	Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 1005 with respect to the Securities of any series if before the time for such compliance the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting as one class) shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

A waiver which changes or eliminates any term, provision or condition of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such term, provision or condition, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

SECTION 1007.	Additional Amounts.

If the Securities of a series provide for the payment of additional amounts (as provided in Section 301(18)), at least 10 days prior to the first Interest Payment Date with respect to that series of Securities and at least 10 days prior to each date of payment of principal of, premium, if any, or interest on the Securities of that series if there has been a change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company shall furnish to the Trustee and the principal Paying Agent, if other than the Trustee, an Officers’ Certificate instructing the Trustee and such Paying Agent whether such payment of principal of, premium, if any, or interest on the Securities of that series shall be made to holders of the Securities of that series without withholding or deducting for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding or deduction shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld or deducted on such payments to such holders and shall certify the fact that additional amounts will be payable and the amounts so payable to each holder, and the Company shall pay to the Trustee or such Paying Agent the additional amounts required to be paid by this Section 1007. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section 1007.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium, interest or any other amounts on, or in respect of, any Securities of any series, such mention shall be deemed to include mention of the payment of additional amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of additional amounts (if applicable) in any provision hereof shall not be construed as excluding the payment of additional amounts in those provisions hereof where such express mention is not made.

SECTION 1008.	Calculation of Original Issue Discount.

The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE XI

REDEMPTION OF SECURITIES

SECTION 1101.	Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

SECTION 1102.	Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or in another manner as contemplated by Section 301 for such Securities. In case of any redemption at the election of the Company, the Company shall, not less than 30 nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities (1) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (2) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

SECTION 1103.	Selection by Trustee of Securities to be Redeemed.

If fewer than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, on a pro rata basis, by lot or by any other method the Trustee deems fair and appropriate (or, in the case of Securities issued in global form, based on a method as the Depositary may require) for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. If the Securities of any series to be redeemed consist of Securities having different dates on which the principal is payable or different rates of interest, or different methods by which interest may be determined or any other different tenor or terms, then the Company may, by written notice to the Trustee, direct that the Securities of such series to be redeemed shall be selected from among the groups of such Securities having specified tenor or terms and the Trustee shall thereafter select the particular Securities to be redeemed in the manner set forth in the preceding paragraph from among the group of such Securities so specified.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104.	Notice of Redemption.

Notice of redemption shall be given by first-class mail (if international mail, by air mail), postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price (or the method by which it will be calculated);

(3) if less than all the Outstanding Securities of any series and of a specified tenor are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

(4) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5) the place or places where such Securities are to be surrendered for payment of the Redemption Price,

(6) applicable CUSIP numbers, and

(7) that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company; provided that the Company shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be given to each Holder of Securities to be redeemed pursuant to this Section 1104 (unless a shorter notice period shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 1105.	Deposit of Redemption Price.

On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1106.	Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities or portions thereof, if interest bearing, shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security or portion thereof shall be redeemed by the payment by the Company of the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 1107.	Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE XII

SINKING FUNDS

SECTION 1201.	Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of such Securities.

SECTION 1202.	Satisfaction of Sinking Fund Payments with Securities.

The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1203.	Redemption of Securities for Sinking Fund.

Not less than 45 days prior to each sinking fund payment date for any series of Securities (unless a shorter period shall be satisfactory to the Trustee), the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202 and stating the basis for such credit and that such Securities have not been previously so credited, and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE XIII

DEFEASANCE

SECTION 1301.	Applicability of Article.

The provisions of this Article shall be applicable to each series of Securities except as otherwise specified as contemplated by Section 301 for Securities of such series.

SECTION 1302.	Legal Defeasance.

In addition to discharge of this Indenture pursuant to Section 401, the Company shall be deemed to have paid and discharged the entire indebtedness with respect to all the Securities of a series on and after the date the conditions set forth below are satisfied and the provisions of this Indenture with respect to the Securities of such series shall no longer be in effect (except as to (i)

rights of registration of transfer and exchange of Securities of such series and the Company’s right of optional redemption, if any, (ii) substitution of mutilated, destroyed, lost or stolen Securities, (iii) rights of Holders of Securities to receive, solely from the trust fund described in Section 1303 and as more fully set forth in such Section, payments of principal thereof and interest thereon, upon the original stated due dates therefor or on the specified redemption dates therefor (but not upon acceleration), and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, and the Company’s obligations in connection therewith (including, but not limited to, Section 607), (v) the rights, if any, to convert or exchange the Securities of such series, (vi) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and (vii) the obligations of the Company under Sections 1002 and 1003), and the Trustee, at the expense of the Company, shall, upon a Company Request, execute proper instruments acknowledging the same, if the conditions set forth below are satisfied (hereinafter, “defeasance”):

(1) The Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust, for the purposes of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (A) cash in an amount, (B) U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash in an amount, or (C) a combination thereof, certified to be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (i) the principal, premium, if any, and interest on all Securities of such series on each date that such principal, premium, if any, or interest is due and payable or on any Redemption Date established pursuant to clause (3) below, and (ii) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series;

(2) The Company has delivered to the Trustee an Opinion of Counsel based on the fact that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the Issue Date of the Securities of such series, there has been a change in the applicable federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;

(3) If the Securities are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made;

(4) No default or Event of Default shall have occurred and be continuing on the date of such deposit;

(5) Such defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act);

(6) Such defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;

(7) Such defeasance shall not result in the trust arising from such deposit constituting an “investment company” within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

(8) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

For this purpose, such defeasance means that the Company and any other obligor upon the Securities of such series shall be deemed to have paid and discharged the entire debt represented by the Securities of such series, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1303 and the rights and obligations referred to in clauses (i) through (ix), inclusive, of the first paragraph of this Section 1302, and to have satisfied all its other obligations under the Securities of such series and this Indenture insofar as the Securities of such series are concerned.

Notwithstanding the foregoing, if an Event of Default specified in Section 501(4) or 501(5), or an event which with lapse of time would become such an Event of Default, shall occur during the period ending on the 91st day after the date of the deposit referred to in clause (1) or, if longer, ending on the day following the expiration of the longest preference period applicable to the Partnership in respect of such deposit, then, effective upon such occurrence, the defeasance pursuant to this Section 1302 and such deposit shall be rescinded and annulled, and the Partnership, the Trustee and the Holders of the Securities of such series shall be restored to their former positions.

SECTION 1303.	Application by Trustee of Funds Deposited for Payment of Securities.

All moneys or U.S. Government Obligations (including proceeds thereof) deposited with the Trustee pursuant to Section 1302 (and all funds earned on such moneys or U.S. Government Obligations) shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and any premium and interest, but such money need not be segregated from other funds except to the extent required by law. Subject to Section 1302, the Trustee shall promptly pay to the Company upon request any excess moneys held by it at any time.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1302 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the particular Securities of such series.

SECTION 1304.	Repayment to Company.

The Trustee and any Paying Agent promptly shall pay or return to the Company upon Company Request any money and U.S. Government Obligations held by them at any time that are not required for the payment of the principal of, premium, if any, and any interest on the Securities of any series for which money or U.S. Government Obligations have been deposited pursuant to Section 1302.

The provisions of the last paragraph of Section 1003 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for one year after the Maturity of any series of Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 1302.

ARTICLE XIV

SUBORDINATION OF SECURITIES

SECTION 1401.	Securities Subordinated to Senior Debt.

(1) The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Securities, by his acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any), and interest on each and all of the Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Debt of the Company.

(2) If (A) the Company shall default in the payment of any principal of, premium, if any, or interest, if any, on any Senior Debt of the Company when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, or (B) any other default shall occur with respect to Senior Debt of the Company and the maturity of such Senior Debt has been accelerated in accordance with its terms, then, upon written notice of such default to the Company and the Trustee by the holders of Senior Debt of the Company or any trustee therefor, unless and until, in either case, the default has been cured or waived or has ceased to exist, or, any such acceleration has been rescinded or such Senior Debt has been paid in full, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of, premium, if any, or interest, if any, on any of the Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Securities other than those made in capital stock of the Company (or cash in lieu of fractional shares thereof).

(3) If any default occurs under the Senior Debt of the Company, pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or at the expiration of any applicable grace periods (a “Senior Nonmonetary Default”), then, upon the receipt by the Company and the Trustee of written notice thereof (a “Payment Blockage Notice”) from or on behalf of holders of such Senior Debt of the Company specifying an election to prohibit such payment and other action by the Company in accordance with the following provisions of this paragraph (3), the Company may not make any payment or take any other action that would be prohibited by paragraph (2) of this Section 1401 during the period (the “Payment Blockage Period”) commencing on the date of receipt of such Payment Blockage Notice and ending on the earlier of (A) the date, if any, on which the holders of such Senior Debt or their representative notifies the Trustee that such Senior Nonmonetary Default is cured or waived or ceases to exist or the Senior Debt to which such Senior Nonmonetary Default relates is discharged or (B) the 179th day after the date of receipt of such Payment Blockage Notice. Notwithstanding the provisions described in the immediately preceding sentence, the Company may resume payments on the Securities following such Payment Blockage Period.

SECTION 1402.	Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities.

Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Debt of the Company and the holders thereof with respect to the Securities and the Holders thereof by a lawful plan or reorganization under applicable bankruptcy law):

(1) the holders of all Senior Debt of the Company shall be entitled to receive payment in full of the principal thereof, premium, if any, interest, and any interest thereon, due thereon before the Holders of the Securities are entitled to receive any payment upon the principal, premium or interest of or on the Securities or interest on overdue amounts thereof; and

(2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee (on behalf of the Holders) would be entitled except for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt of the Company or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, premium, if any, interest, and any interest thereon, on the Senior Debt of the Company held or represented by each, to the extent necessary to make payment in full of all Senior Debt of the Company remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

(3) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee (on behalf of the Holders) or the Holders of the Securities before all Senior Debt of the Company is paid in full, such payment or distribution shall be paid over to the holders of such Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably as aforesaid, for application to the payment of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

Subject to the payment in full of all Senior Debt of the Company, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to Senior Debt of the Company until the principal, premium, interest, and any interest thereon, of or on the Securities shall be paid in full and no such payments or distributions to the Holders of the Securities of cash, property or securities otherwise distributable to the Senior Debt of the Company shall, as between the Company, its creditors other than the holders of Senior Debt of the Company, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Securities. It is understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Debt of the Company, on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt of the Company, and the Holders of the Securities, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Securities the principal, premium, interest, and any interest thereon, of or on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt of the Company, nor shall anything herein or in the Securities prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of such Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt of the Company and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Article.

The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company. The Trustee shall not be liable to any such holder if it shall pay over or distribute to or on behalf of Holders of Securities or the Company moneys or assets to which any holder of Senior Debt of the Company shall be entitled by virtue of this Article. With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Debt of the Company shall be read into this Indenture against the Trustee. The rights and claims of the Trustee under Section 607 shall not be subject to the provisions of this Article.

If the Trustee or any Holder of Securities does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Debt of the Company is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such Holder of Securities.

SECTION 1403.	Payments on Securities Permitted.

Nothing contained in this Indenture or in any of the Securities shall (1) affect the obligation of the Company to make, or prevent the Company from making, at any time except as provided in Sections 1401 and 1402, payments of principal, premium, interest, and any interest thereon, of or on the Securities or (2) prevent the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal, premium, interest or other amounts, and any interest thereon, of or on the Securities unless the Trustee shall have received at its Corporate Trust Office written notice of any event prohibiting the making of such payment three Business Days (A) prior to the date fixed for such payment, (B) prior to the execution of an instrument to satisfy and discharge this Indenture based upon the deposit of funds under Section 401(1)(a) or (C) prior to the execution of an instrument acknowledging the defeasance of such Securities pursuant to Section 1302.

SECTION 1404.	Authorization of Holders of Securities to Trustee to Effect Subordination.

Each Holder of Securities by his acceptance thereof, whether upon original issue or upon transfer or assignment, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 1405.	Notices to Trustee.

The Company shall give prompt written notice to a Responsible Officer of the Trustee located at the Corporate Trust Office of any fact known to the Company which would prevent the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provisions of this Indenture, neither the Trustee nor any Paying Agent (other than the Company) shall be charged with knowledge of the existence of any Senior Debt of the Company or of any event which would prohibit the making of any payment of moneys to or by the Trustee or such Paying Agent, unless and until the Trustee or such Paying Agent shall have received (in the case of the Trustee, at its Corporate Trust Office) written notice thereof from the Company or from the holder of any Senior Debt of the Company or from the trustee for or representative of any Senior Debt of the Company together with proof satisfactory to the Trustee of such holding of such Senior Debt or of the authority of such trustee or representative and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; provided, however, that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of the principal, premium, interest, of or on any Security, or any interest thereon) or the date on which the Trustee shall execute an instrument acknowledging satisfaction and discharge of this Indenture or the defeasance of Securities pursuant to Section 1302, the Trustee shall not have received with respect to such moneys or the moneys deposited with it as a condition to such satisfaction and discharge or defeasance the notice provided for in this Section 1405, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary, which may be received by it on or after such two Business Days prior to such date. The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt of the Company (or a trustee or representative on behalf of such holder) to establish that such a notice has been given by a holder of Senior Debt of the Company or a trustee or representative on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt of the Company to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1406.	Trustee as Holder of Senior Debt.

The Trustee shall be entitled to all the rights set forth in this Article in respect of any Senior Debt of the Company at any time held by it to the same extent as any other holder of Senior Debt of the Company and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

SECTION 1407.	Modification of Terms of Senior Debt.

Any renewal or extension of the time of payment of any Senior Debt of the Company or the exercise by the holders of Senior Debt of the Company of any of their rights under any instrument creating or evidencing such Senior Debt, including without limitation the waiver of default thereunder, may be made or done all without notice to or assent from Holders of the Securities or the Trustee.

No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt of the Company is outstanding or of such Senior Debt, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article or of the Securities relating to the subordination thereof.

* * *

This instrument may executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

DCP MIDSTREAM, LLC

By:	/s/ Sean P. O’Brien

Name:	Sean P. O’Brien
Title:	Group Vice President & Chief Finance Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Vice President

Signature Page to Indenture